SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2005

eDiets.com, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30559	56-0952883
(Commission File Number)	(IRS Employer Identification No.)

3801 W. Hillsboro Blvd.

Deerfield Beach, Florida 33442

(Address of Principal Executive Offices) (Zip Code)

(954) 360-9022

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 3, 2005, eDiets.com, Inc. (the “Company”) announced the appointment of Ciaran G. McCourt as President and Chief Operating Officer. Mr. McCourt has served on the Company’s Board of Directors since 2003.

Mr. McCourt previously directed the Company’s European operations. Before that, Mr. McCourt served as managing director of Unislim Ireland, Limited. Prior to assuming his position with Unislim Ireland, Limited, Mr. McCourt practiced law in Ireland.

Under the terms of his employment agreement, Mr. McCourt is entitled to an annual base salary of $225,000. In addition, the Company granted Mr. McCourt options to purchase 150,000 shares of the Company’s common stock. The options vest in increments of 50,000, over three years, on the annual anniversary of the employment agreement. The options have an exercise price of $4.28. The employment agreement provides for a three year term and renewal by mutual agreement unless sooner terminated for cause, death, or a change in control. The employment agreement includes certain non-competition and confidentiality provisions.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eDiets.com, Inc.

By:	/s/ Robert T. Hamilton
Robert T. Hamilton
Chief Financial Officer

Date: February 8, 2005

EXHIBIT INDEX

Exhibit Number	Exhibit Title
10.1	Employment Agreement dated as of February 3, 2005, by and between eDiets.com, Inc. and Ciaran G. McCourt.

99.1	Press Release dated February 3, 2005.